EXHIBIT 23.2

We have issued our report dated February 21, 1996 accompanying the consolidated financial statements of Southern Mineral Corporation (the "Company") and Subsidiaries appearing in this Annual Report on Form 10-KSB for the year ended December 31, 1997. We consent to the incorporation by reference of the aforementioned report in the Company's Form S-8 Registration Statement No.33-60571, Form S-3 Registration Statement No.33-60583 and Form S-8 Registration Statement No.333-12375.


GRANT THORNTON LLP

Houston, Texas
March 26, 1998